                                                Filed Pursuant to Rule 424(b)(2)
                                                Registration No. 333-46930


                            PROSPECTUS SUPPLEMENT
                            (TO PROSPECTUS DATED MAY 17, 2001)

          Principal Protected Notes

        UBS AG $17,842,000 NOTES LINKED TO A BASKET OF U.S. EQUITY INDICES (SELECTED BY FIRST TRUST ADVISORS L.P.) DUE OCTOBER 7, 2011

           Issuer:                           UBS AG
           Maturity Date:                    October 7, 2011
           Trade Date:                       December 17, 2002
           No Interest Payments:             We will not pay you interest during the term of the Notes.
           Basket of Underlying Indices:     The return on the Notes is linked to the performance of a
                                             basket (the "Basket") comprised of three U.S. equity
                                             indices, each weighted as follows (the "Underlying
                                             Indices"):
                                             40% for the S&P 500(R) Index
                                             40% for the Dow Jones Industrial Average(SM)
                                             20% for the Nasdaq-100 Index(R).
           Payment at Maturity:              At maturity, you will receive a minimum payment of 100% of the principal amount of your Notes, plus a cash payment
                                             equal to the amount of any Additional Payment.
           Additional Payment:               The Additional Payment for each $1,000 principal amount of the Notes will be the greater of:

   --  $1,000  X  Participation Rate  X          Average Basket Level

                                              (  --------------------- - 1)
                                                 Initial Basket Level
     or
   --  zero.

           Participation Rate:               104%
           Initial Basket Level:             100
           Average Basket Level:             The average of the Monthly Basket Levels over the 105-month term of the Notes, beginning with the Monthly Basket Level for January 2003.
           Monthly Basket Level:             The Monthly Basket Levels will be calculated based on the
                                             weighted levels of the Underlying Indices on the last
                                             trading day of each calendar month. For a detailed
                                             discussion of this calculation, see "How the Monthly Basket
                                             Levels will be calculated" on page S-2 of this prospectus
                                             supplement.
           Listing:                          The Notes have been approved for listing on the American
                                             Stock Exchange under the symbol "PPV.I".
           Booking Branch:                   UBS AG, Jersey Branch

        SEE "RISK FACTORS" BEGINNING ON PAGE S-7 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Notes or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                                                              Underwriting*     Proceeds to
                                          Price to Public        Discount         UBS AG
           Per Note                                100%                5%               95%
           Total                            $17,842,000          $892,100       $16,949,900

        -----------------------

        * We or one of our affiliates may pay an additional fee to a broker-dealer in connection with this offering. See "Supplemental Plan of Distribution" on page S-42.

        UBS WARBURG

        Prospectus Supplement dated December 17, 2002             [UBS LOGO]

Prospectus Supplement Summary

The following is a summary of terms of the Notes, as well as a discussion of things you should consider before purchasing the Notes. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to "UBS," "we," "our" and "us" refer to UBS AG only and not to UBS AG's consolidated subsidiaries.

WHAT ARE THE NOTES?

The Notes are medium-term notes issued by UBS offering principal protection. The return on the Notes is linked to the performance of the Basket comprised of the Underlying Indices, each weighted as follows: 40% for the S&P 500 Index, 40% for the Dow Jones Industrial Average and 20% for the Nasdaq-100 Index.

At maturity, you will receive in cash a minimum payment of 100% of the principal amount of your Notes, plus a cash payment equal to the amount of any Additional Payment. The Additional Payment for each $1,000 principal amount of the Notes will be equal to the greater of:

     $1,000 X Participation Rate           (  Average Basket Level       )
  --                                 X        --------------------  - 1
                                              Initial Basket Level
     or
     zero.
  --

The Initial Basket Level is 100. The Average Basket Level will equal the average of the Monthly Basket Levels over the 105-month term of the Notes, beginning with the Monthly Basket Level for January 2003. The Monthly Basket Levels will be calculated based on the weighted levels of the Underlying Indices on the last trading day of each calendar month. See "How the Monthly Basket Levels will be calculated" on page S-2. Your Additional Payment, if any, depends on whether, and the amount by which, the Average Basket Level exceeds the Initial Basket Level. If the Average Basket Level is at or below the Initial Basket Level, your Additional Payment at maturity will equal zero. The Participation Rate is 104%.

SEE "--HYPOTHETICAL EXAMPLES OF HOW THE NOTES MAY PERFORM AT MATURITY" ON PAGE S-3, "VALUATION OF THE NOTES" ON PAGE S-29 AND "SPECIFIC TERMS OF THE NOTES" ON PAGE S-30.

SELECTED PURCHASE CONSIDERATIONS

+ GROWTH POTENTIAL--The Notes provide the ability to participate in potential increases in the value of the Underlying Indices. Whether you receive an Additional Payment on your Notes at maturity depends on whether, and the amount by which, the Average Basket Level exceeds the Initial Basket Level.

+ PRINCIPAL PROTECTION--At maturity, you will receive a minimum payment of 100% of the principal amount of your Notes, regardless of the performance of the Underlying Indices.

+ EXCHANGE LISTING--The Notes have been approved for listing on the American Stock Exchange under the symbol "PPV.I".

+  MINIMUM INVESTMENT--$1,000 principal amount per Note.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" beginning on page S-7.

+ NO INTEREST PAYMENTS--You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distribution on any securities included in the Underlying Indices.

+ NO PRINCIPAL PROTECTION UNLESS YOU HOLD THE NOTES TO MATURITY--You will receive at least the minimum payment of 100% of the principal amount of your Notes if you hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you may have to do so at a discount from the principal amount and, as a result, you may suffer losses. You should be willing to hold your Notes to maturity.

+ THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE NOTES--There may be little or no secondary market for the Notes. While the Notes have been approved for listing on the American Stock Exchange, it is not possible to predict whether a secondary market will develop for the Notes. UBS Warburg LLC currently intends to make a market in the Notes, although it is not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial discount.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

    +  You are willing to hold the Notes to maturity.

    + You seek an investment that, when held to maturity, offers principal protection and the ability to participate in possible increases in the Underlying Indices.

    + You are prepared to accept the risk that the potential return on your investment in the Notes may be less than an investment whose return is based solely on the levels of the Underlying Indices at maturity.

    +  You do not seek current income from this investment.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

    + You expect that there will be numerous instances of low Monthly Basket Levels, irrespective of whether you believe the levels of the Underlying Indices will increase over the term of the Notes.

    +  You seek current income from your investments.

    +  You are unable or unwilling to hold the Notes until maturity.

    + You seek an investment for which there will be an active secondary market.

HOW THE MONTHLY BASKET LEVELS WILL BE CALCULATED

The Monthly Basket Levels will be calculated based on the weighted levels of the Underlying Indices on the last trading day of each calendar month and on the final valuation date in the case of the final Monthly Basket Level. For each calendar month, the Monthly Basket Level will equal the sum of the Monthly Weighted Index Levels.

A Monthly Weighted Index Level will be calculated for each Underlying Index. The Monthly Weighted Index Level will equal:


(the closing level of the Underlying Index      )    X   Index Multiplier
 on the last trading day of each calendar month

On the trade date, an Index Multiplier was calculated for each Underlying Index that will be fixed over the term of the Notes and equals:

              100 X the relative weighting of the Underlying Index
        ---------------------------------------------------------------
          the closing level of the Underlying Index on the trade date

The Index Multipliers for the Underlying Indices are:

S&P 500 Index :                  .044297
Dow Jones Industrial Average :   .004686
Nasdaq-100 Index :               .019230

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

+ In the opinion of our counsel, Sullivan & Cromwell, you will generally be required to pay taxes on ordinary income from the Notes over their term based upon an estimated yield of the Notes, even though you will not receive any payments from us until maturity. You will be subject to this treatment because the Notes will be treated as a single debt instrument subject to special rules governing contingent payment obligations for United States federal income tax purposes. We have determined that the estimated yield is equal to 4.42% per annum, compounded semiannually. The estimated yield for the Notes is neither a prediction nor a guarantee of what the actual Additional Payment will be, or that the actual Additional Payment will even exceed zero.

HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING WHETHER A PURCHASE OF THE NOTES IS ADVISABLE IN LIGHT OF THE TAX TREATMENT OF THE NOTES AND THE HOLDER'S PARTICULAR TAX SITUATION.

For a more complete discussion of the United States federal income tax consequences of your investment in the Notes, please see the discussion under "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations" on page S-38.

HYPOTHETICAL EXAMPLES OF HOW THE NOTES MAY PERFORM AT MATURITY

The following examples demonstrate the amount payable at maturity on the Notes under three hypothetical scenarios. The amount payable at maturity will depend on the performance of the Basket comprised of the Underlying Indices (as reflected in the calculation of the average of the Monthly Basket Levels) over the term of the Notes. The Monthly Basket Levels over the 105-month term of the Notes will be calculated based on the weighted levels of the Underlying Indices on the last trading day of each calendar month as discussed above under "How the Monthly Baskets Levels will be calculated". The values used in the examples are hypothetical.

The examples on pages S-4, S-5 and S-6 are based on the following assumptions:

Participation Rate:                                              104%
Initial Basket Level:                                            100
Principal Amount per Note:                                    $1,000
No market disruption event occurs during the terms of the Notes

EXAMPLE 1

In this example, we assume that the Average Basket Level over the term of the Notes is higher than the Initial Basket Level. Based on the Monthly Basket Levels set forth in the table below, the Average Basket Level is 180.09.

The cash payment at maturity for each Note will equal $1,832.94, consisting of $1,000 of principal plus an Additional Payment of $832.94 (as calculated below). Values in the examples are hypothetical.

----------------------------------------------------------------------------------------------------------------------
   YEAR           2003              2004              2005              2006              2007              2008
----------------------------------------------------------------------------------------------------------------------
             MONTHLY BASKET    MONTHLY BASKET    MONTHLY BASKET    MONTHLY BASKET    MONTHLY BASKET    MONTHLY BASKET
                  LEVEL             LEVEL             LEVEL             LEVEL             LEVEL             LEVEL
----------------------------------------------------------------------------------------------------------------------
 JANUARY          101.0             139.9             161.2             174.2             191.6             202.8
 FEBRUARY         102.5             142.1             162.9             177.4             196.1             204.8
 MARCH            106.2             146.0             165.7             181.5             197.3             206.2
 APRIL            110.7             147.8             169.1             179.8             199.9             210.7
 MAY              120.3             149.8             168.5             181.2             202.1             211.1
 JUNE             127.5             153.4             168.3             182.6             200.6             209.6
 JULY             130.2             155.6             167.6             185.4             200.8             209.4
 AUGUST           129.5             159.0             167.2             189.8             199.4             208.3
 SEPTEMBER        127.6             158.7             166.1             190.9             201.0             210.1
 OCTOBER          125.9             157.3             168.0             192.7             201.7             207.3
 NOVEMBER         123.0             158.0             167.1             194.9             202.8             207.0
 DECEMBER         128.4             157.5             170.2             192.4             201.5             210.0
----------------------------------------------------------------------------------------------------------------------

-----------  ---------------------------------------------------
   YEAR           2009              2010              2011
-----------  ---------------------------------------------------
             MONTHLY BASKET    MONTHLY BASKET    MONTHLY BASKET
                  LEVEL             LEVEL             LEVEL
-----------  ---------------------------------------------------
 JANUARY          210.5             205.1             189.3
 FEBRUARY         206.3             202.1             191.2
 MARCH            206.2             198.3             190.4
 APRIL            200.1             197.1             189.8
 MAY              211.1             194.9             192.9
 JUNE             209.3             197.3             192.7
 JULY             208.5             193.7             190.3
 AUGUST           208.3             190.9             198.7
 SEPTEMBER        200.0             188.2             201.3
 OCTOBER          199.2             189.8
 NOVEMBER         203.5             187.9
 DECEMBER         201.0             188.5
--------------------------------------------------------------------------------

AVERAGE BASKET LEVEL = 180.09 (THE AVERAGE OF THE MONTHLY BASKET LEVELS OVER THE 105-MONTH TERM OF THE NOTES LISTED ABOVE)
 CALCULATIONS:
CALCULATION OF PAYMENT AT MATURITY PER $1,000 PRINCIPAL AMOUNT OF THE NOTES:
At maturity, you will receive a cash payment equal to:
1.  $1,000
PLUS
2. ADDITIONAL PAYMENT, which is the greater of zero or the amount calculated below:

                                                Average Basket
     Principal       Participation                  Level*                                           180.09
     Amount      X   Rate            X    (   -------------------  - 1  )    = $1,000 X 104% X   (   -------  - 1  )    = $832.94
                                                Initial Basket                                         100
                                                     Level

    The Additional Payment per Note is therefore equal to $800.90
THE INVESTOR WOULD RECEIVE $1,832.94 AT MATURITY (A 83.29% TOTAL RETURN ON A HYPOTHETICAL INVESTMENT IN THE NOTES).

* Calculated based on the average of the Monthly Basket Levels over the 105-month term of the Notes. The Monthly Basket Level for any month will equal the sum of the Monthly Weighted Index Levels, which will be calculated based on the respective weighted levels of the Underlying Indices on the last trading day of each calendar month and the final valuation date in the case of the final Monthly Basket Level.

EXAMPLE 2

In this example, we assume that the Average Basket Level over the term of the Notes is lower than the Initial Basket Level. Based on the Monthly Basket Levels set forth in the table below, the Average Basket Level is 83.50.

The cash payment at maturity for each Note will only be $1,000 because the Additional Payment is zero (as calculated below). Values in the examples are hypothetical.

----------------------------------------------------------------------------------------------------------------------
   YEAR           2003              2004              2005              2006              2007              2008
----------------------------------------------------------------------------------------------------------------------
             MONTHLY BASKET    MONTHLY BASKET    MONTHLY BASKET    MONTHLY BASKET    MONTHLY BASKET    MONTHLY BASKET
                  LEVEL             LEVEL             LEVEL             LEVEL             LEVEL             LEVEL
----------------------------------------------------------------------------------------------------------------------
 JANUARY           99.0              96.1              78.2              83.2              88.5              65.3
 FEBRUARY          96.6              93.8              79.0              85.9              88.2              69.0
 MARCH             96.1              92.8              79.5              88.9              79.2              69.5
 APRIL             94.6              91.7              83.2              90.2              82.3              71.5
 MAY               92.7              89.3              81.1              93.5              84.5              76.0
 JUNE              91.6              90.2              80.0              91.2              78.5              74.0
 JULY              90.0              89.7              79.5              96.5              76.5              77.6
 AUGUST            90.2              88.2              76.5              91.0              75.5              79.2
 SEPTEMBER         91.5              86.0              73.2              92.0              74.1              81.3
 OCTOBER           92.4              87.3              74.5              96.3              72.0              83.2
 NOVEMBER          93.8              89.3              77.6              96.1              68.3              85.6
 DECEMBER          95.5              84.5              79.2              92.3              62.1              83.2
----------------------------------------------------------------------------------------------------------------------

-----------  ---------------------------------------------------
   YEAR           2009              2010              2011
-----------  ---------------------------------------------------
             MONTHLY BASKET    MONTHLY BASKET    MONTHLY BASKET
                  LEVEL             LEVEL             LEVEL
-----------  ---------------------------------------------------
 JANUARY           81.2              79.2              82.5
 FEBRUARY          79.8              77.6              85.0
 MARCH             85.6              72.5              84.2
 APRIL             90.2              69.5              91.7
 MAY               91.6              62.3              89.3
 JUNE              94.5              65.3              90.2
 JULY              92.3              65.0              89.7
 AUGUST            91.2              64.2              88.5
 SEPTEMBER         88.6              63.2              84.2
 OCTOBER           85.6              70.6
 NOVEMBER          89.3              74.5
 DECEMBER          84.5              79.0
-------------------------------------------------------------------------------------------------

AVERAGE BASKET LEVEL = 83.50 (THE AVERAGE OF THE MONTHLY BASKET LEVELS OVER THE 105-MONTH TERM OF THE NOTES LISTED ABOVE)
 CALCULATIONS:
CALCULATION OF PAYMENT AT MATURITY PER $1,000 PRINCIPAL AMOUNT OF THE NOTES:
At maturity, you will receive a cash payment equal to:
1.  $1,000
PLUS
2. ADDITIONAL PAYMENT, which is the greater of zero or the amount calculated below:

                                                Average Basket
     Principal       Participation                 Level(*)                                           83.50
     Amount      X   Rate            X    (   -------------------  - 1  )    = $1,000 X 104% X   (   -------  - 1  )    = -$171.60
                                                Initial Basket                                         100
                                                     Level

The Additional Payment per Note is therefore equal to zero.
BECAUSE THE ADDITIONAL PAYMENT IS ZERO, THE INVESTOR WOULD RECEIVE ONLY $1,000 AT MATURITY (A 0% TOTAL RETURN ON A HYPOTHETICAL INVESTMENT IN THE NOTES).

* Calculated based on the average of the Monthly Basket Levels over the 105-month term of the Notes. The Monthly Basket Level for any month will equal the sum of the Monthly Weighted Index Levels, which will be calculated based on the respective weighted levels of the Underlying Indices on the last trading day of each calendar month and the final valuation date in the case of the final Monthly Basket Level.

EXAMPLE 3

In this example, we assume that the Average Basket Level over the term of the Notes is lower than the Initial Basket Level (despite the fact the Monthly Basket Levels were above the Initial Basket Level early in the investment period). Based on the Monthly Basket Levels set forth in the table below, the Average Basket Level is 93.89.

The cash payment at maturity for each Note will only be $1,000 because the Additional Payment is zero (as calculated below). Values in the examples are hypothetical.

----------------------------------------------------------------------------------------------------------------------
   YEAR           2003              2004              2005              2006              2007              2008
----------------------------------------------------------------------------------------------------------------------
             MONTHLY BASKET    MONTHLY BASKET    MONTHLY BASKET    MONTHLY BASKET    MONTHLY BASKET    MONTHLY BASKET
                  LEVEL             LEVEL             LEVEL             LEVEL             LEVEL             LEVEL
----------------------------------------------------------------------------------------------------------------------
 JANUARY           99.6              97.3             106.5             105.2              97.5              85.6
 FEBRUARY         100.2             102.0             100.2             103.6              94.5              86.3
 MARCH             96.1             108.2             101.3             108.4              96.3              86.3
 APRIL            101.0             114.0             104.2             100.3              95.4              82.1
 MAY               98.6             113.2             107.0             101.0              92.3              79.2
 JUNE             104.3             112.1             110.2             106.3              91.2              74.0
 JULY             107.0             115.4             104.6             109.6              94.5              77.6
 AUGUST           108.2             116.8             100.2             111.2              88.6              79.2
 SEPTEMBER        105.4             117.5             104.9             112.6              84.5              81.3
 OCTOBER          103.2             120.3             111.2             106.5              85.0              83.2
 NOVEMBER         100.1             112.1             112.2             104.3              83.2              85.6
 DECEMBER         100.9             109.3             110.8             101.8              81.0              84.5
----------------------------------------------------------------------------------------------------------------------

-----------  ---------------------------------------------------
   YEAR           2009              2010              2011
-----------  ---------------------------------------------------
             MONTHLY BASKET    MONTHLY BASKET    MONTHLY BASKET
                  LEVEL             LEVEL             LEVEL
-----------  ---------------------------------------------------
 JANUARY           80.6              78.2              83.2
 FEBRUARY          79.8              77.6              84.3
 MARCH             84.6              72.5              83.5
 APRIL             90.1              69.5              89.6
 MAY               91.6              62.3              89.3
 JUNE              94.4              65.3              90.2
 JULY              92.3              65.0              89.7
 AUGUST            91.2              64.2              86.5
 SEPTEMBER         88.6              68.4              87.0
 OCTOBER           85.7              70.6
 NOVEMBER          89.3              74.5
 DECEMBER          84.3              78.9
------------------------------------------------------------------------------------------------------------------

AVERAGE BASKET LEVEL = 93.89 (THE AVERAGE OF THE MONTHLY BASKET LEVELS OVER THE 105-MONTH TERM OF THE NOTES LISTED ABOVE)

 CALCULATIONS:

CALCULATION OF PAYMENT AT MATURITY PER $1,000 PRINCIPAL AMOUNT OF THE NOTES:

At maturity, you will receive a cash payment equal to:

1.  $1,000

PLUS

2. ADDITIONAL PAYMENT, which is the greater of zero or the amount calculated below:

                                                Average Basket
     Principal       Participation                 Level(*)                                           93.89
     Amount      X   Rate            X    (   -------------------  - 1  )    = $1,000 X 104% X   (   -------  - 1  )    = -$63.54
                                                Initial Basket                                         100
                                                     Level

The Additional Payment per Note is therefore equal to zero.

BECAUSE THE ADDITIONAL PAYMENT IS ZERO, THE INVESTOR WOULD RECEIVE ONLY $1,000 AT MATURITY (A 0% TOTAL RETURN ON A HYPOTHETICAL INVESTMENT IN THE NOTES).

* Calculated based on the average of the Monthly Basket Levels over the 105-month term of the Notes. The Monthly Basket Level for any month will equal the sum of the Monthly Weighted Index Levels, which will be calculated based on the respective weighted levels of the Underlying Indices on the last trading day of each calendar month and the final valuation date in the case of the final Monthly Basket Level.

--------------------------------------------------------------------------------

Risk Factors

The return on the Notes is linked to the performance of the Basket comprised of the Underlying Indices. Investing in the Notes is not equivalent to investing directly in the Underlying Indices. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

THE NOTES ARE INTENDED TO BE HELD TO MATURITY. YOUR PRINCIPAL IS PROTECTED ONLY IF YOU HOLD THE NOTES TO MATURITY

You will receive at least the minimum payment of 100% of the principal amount of your Notes, if you hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you may have to do so at a discount from the principal amount and, as a result, you may suffer losses. You should be willing to hold your Notes to maturity.

THE PAYMENT AT MATURITY MAY BE LIMITED TO REPAYMENT OF YOUR PRINCIPAL EVEN IF THE VALUE OF EACH UNDERLYING INDEX RISES SUBSTANTIALLY OVER THE TERM OF THE NOTES

The Average Basket Level will equal the average of the Monthly Basket Levels over the 105-month term of the Notes, beginning with the Monthly Basket Level for January 2003. The Monthly Basket Level for any month will equal the sum of the Monthly Weighted Index Levels, which will be calculated based on the respective weighted levels of the Underlying Indices on the last trading day of each calendar month and the final valuation date in the case of the final Monthly Basket Level. Therefore, if one or more Monthly Basket Levels are sufficiently low or there are sufficiently numerous instances of low Monthly Basket Levels to cause the Average Basket Level to be at or lower than the Initial Basket Level, your payment at maturity will be limited to repayment of the principal amount of your Notes, even if the value of each Underlying Index rises over the term of the Notes.

EACH MONTHLY BASKET LEVEL IS CALCULATED BASED ON THE CLOSING LEVELS OF THE UNDERLYING INDICES ON A WEIGHTED BASIS

Any positive performance of any Underlying Index during a month that is offset by a decline in the level of that Underlying Index by the last trading day of the month will not be captured in the calculation of the Monthly Basket Level and the payment due at maturity.

THE RETURN ON YOUR NOTES WILL DIFFER FROM A RETURN ON AN INVESTMENT DIRECTLY LINKED TO THE LEVELS OF THE UNDERLYING INDICES AT MATURITY

Because your return will be linked to the performance of the Basket comprising the Underlying Indices calculated at month end over the term of the Notes, and not to the levels of the Underlying Indices at maturity, the return on your Notes will likely be different from that of an investment directly linked to the levels of the Underlying Indices at maturity. In particular, you may earn no Additional Payment on the Notes even if the levels of the Underlying Indices rise over the term of the Notes, if the Average Basket Level is at or below the Initial Basket Level.

CHANGES TO THE UNDERLYING INDICES WILL AFFECT THE MARKET VALUE OF THE NOTES AND YOUR PAYMENT AT MATURITY

Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or S&P(R), is responsible for calculating and maintaining the S&P 500 Index. Dow Jones is responsible for calculating and maintaining the Dow Jones Industrial Average. Nasdaq is responsible for calculating and maintaining

RISK FACTORS
--------------------------------------------------------------------------------

the Nasdaq-100 Index. S&P, Dow Jones and Nasdaq can add, delete or substitute the securities included in the S&P 500 Index, the Dow Jones Industrial Average and the Nasdaq-100 Index, respectively, or make other methodological changes that could change the value of the S&P 500 Index, the Dow Jones Industrial Average and the Nasdaq-100 Index, respectively. Any of these actions could therefore affect the market value of the Notes and the amount payable with respect to the Notes at maturity. In addition, if S&P, Dow Jones or Nasdaq discontinue or suspend calculation or publication of the S&P 500 Index, the Dow Jones Industrial Average or the Nasdaq-100 Index, respectively, it may become difficult to determine the market value of the Notes, the Monthly Weighted Index Levels (and, accordingly, the Monthly Basket Levels and the Average Index Level) or the amount payable at maturity. If any of these events occurs, the calculation agent, in its sole discretion, will either select a successor index or indices, as the case may be, for the calculation of the affected Monthly Weighted Index Level and the Monthly Basket Level, or if the calculation agent determines that a successor index or indices, as the case may be, is unavailable, it will, in its sole discretion, determine the affected Monthly Weighted Index Level and the Monthly Basket Level by reference to a group of stocks or one or more index and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the affected Underlying Index or Indices. In any case, the market value of the Notes and your payment at maturity could be adversely affected. See "Description of the S&P 500 Index" on page S-13, "Description of the Dow Jones Industrial Average" on page S-19, "Description of the Nasdaq-100 Index" on page S-25, "Specific Terms of the Notes--Discontinuance of or Adjustments to an Underlying Index; Alteration of Method of Calculation" on page S-34 and, in the accompanying prospectus, "Considerations Relating to Indexed Notes."

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES; SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES

You should be willing to hold your Notes until maturity. There may be little or no secondary market for the Notes. While the Notes have been approved for listing on the American Stock Exchange, it is not possible to predict whether a secondary market will develop for the Notes. UBS Warburg LLC intends to make a market for the Notes, although it is not required to do so. If UBS Warburg LLC does make a market in the Notes, it may stop doing so at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result you may suffer substantial losses.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS

The market value of the Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent determines the amount to be paid to you at maturity. Therefore, you may sustain a loss if you sell the Notes in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Notes. IN GENERAL, WE EXPECT THAT THE CLOSING LEVELS OF THE UNDERLYING INDICES AT MONTH-END, THE MONTHLY BASKET LEVELS AND INTEREST AND YIELD RATES IN THE MARKET WILL AFFECT THE MARKET VALUE OF THE NOTES MORE THAN ANY OTHER SINGLE FACTOR. Other factors that may influence the market value of the Notes include:

+ the frequency and magnitude of changes in the market price of securities included in the Underlying Indices and the levels of the Underlying Indices (volatility);

+ the dividend rate paid on securities included in the Underlying Indices (while not paid to holders of the Notes, dividend payments on securities included in the Underlying Indices may influence the market price of securities included in the Underlying Indices and the market value of options on securities included in the Underlying Indices and therefore affect the market value of the Notes);

RISK FACTORS
--------------------------------------------------------------------------------

+ supply and demand for the Notes, including inventory positions of UBS Warburg LLC or any other market maker;

+ economic, financial, political and regulatory or judicial events that affect stock markets generally, which also may affect the market price of securities included in any Underlying Index;

+  our perceived creditworthiness; and

+  the time remaining to the maturity of the Notes.

For these reasons, the Notes may trade at prices below their initial issue price and investors selling the Notes in the secondary market prior to maturity could receive substantially less than the amount of their original investments.

IF THE MONTHLY BASKET LEVELS CHANGE, THE MARKET VALUE OF YOUR NOTES MAY NOT CHANGE IN THE SAME MANNER

The frequency and magnitude of changes in the Monthly Basket Levels and the levels of the Underlying Indices may influence the value of your Notes. However, your Notes may trade quite differently from the Monthly Basket Levels and the performance of the Underlying Indices. Changes in the Monthly Basket Levels and the levels of the Underlying Indices may not result in a comparable change in the market value of your Notes. This is due, in part, to the weightings assigned to the Underlying Indices.

HISTORICAL LEVELS OF THE UNDERLYING INDICES SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE UNDERLYING INDICES DURING THE TERM OF THE NOTES

The trading prices of the securities included in the Underlying Indices will determine the levels of the Underlying Indices. As a result, it is impossible to predict whether the levels of the Underlying Indices will rise or fall. Trading prices of the securities included in the Underlying Indices will be influenced by complex and interrelated political, economic, financial and other factors.

YOU WILL BE REQUIRED TO PAY TAXES ON THE NOTES EACH YEAR

You generally will be required to pay taxes on imputed ordinary income from the Notes over their term based upon an estimated yield for the Notes, even though you will not receive any payments from us until maturity. The estimated yield is determined solely to calculate the amounts you will be taxed on prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize upon the sale or maturity of the Notes will be taxed as ordinary interest income. If you purchase the Notes at a time other than the original issuance date, the tax consequences to you may be different.

For further information, you should refer to "Supplemental Tax Considerations" on page S-38.

UBS RESEARCH REPORTS MAY CREATE CONFLICTS OF INTEREST BETWEEN YOU AND US

We or one or more of our affiliates may, at present or in the future, publish research reports on the Underlying Indices or companies whose securities are included in the Underlying Indices. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities may affect the market price of the securities included in any Underlying Index and, therefore, the weighted levels of the Underlying Indices at month-end and the market value of the Notes.

RISK FACTORS
--------------------------------------------------------------------------------

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON YOUR NOTES

THE RETURN ON YOUR NOTES WILL NOT REFLECT THE RETURN YOU WOULD REALIZE IF YOU ACTUALLY OWNED THE SECURITIES INCLUDED IN THE UNDERLYING INDICES

The return on your Notes will not reflect the return you would realize if you actually owned the securities included in the Underlying Indices and received dividends paid on those securities because your return will be linked to the weighted levels of the Underlying Indices at month-end over the term of the Notes, and not to the levels of the Underlying Indices at maturity. The levels of the Underlying Indices are calculated without taking into consideration the value of dividends paid on the securities included in the Underlying Indices.

YOU HAVE NO SHAREHOLDER RIGHTS OR RIGHTS TO RECEIVE ANY SECURITIES INCLUDED IN THE UNDERLYING INDICES

As a holder of the Notes, you will not have voting rights, rights to receive dividends or other distributions, or any other rights with respect to any securities included in the Underlying Indices. Moreover, your payment at maturity will be in cash, and you will have no right to receive delivery of any security included in any Underlying Index.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES

As described below under "Use of Proceeds and Hedging," we or our affiliates may hedge our obligations under the Notes by directly or indirectly purchasing securities included in or linked to the Underlying Indices, options or futures on the Underlying Indices, and other derivative instruments with returns linked to or related to changes in the levels of the Underlying Indices, and/or other instruments that we or our affiliates deem appropriate in connection with any such hedging. We may adjust these hedges by, among other things, purchasing or selling any of the foregoing at any time and from time to time including on or around the dates on which the Monthly Weighted Index Levels and the Monthly Basket Level at the end of each calendar month are determined. Although they are not expected to, any of these hedging activities may adversely affect the levels of the Underlying Indices, and therefore, the Monthly Weighted Index Levels, the Monthly Basket Levels or the market value of the Notes and the return, if any, payable at maturity of the Notes. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the market value of the Notes may decline.

We or our affiliates may also engage in trading securities included in and other investments related to the Underlying Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the securities included in any of the Underlying Indices or the levels of the Underlying Indices, and therefore, the Monthly Weighted Index Levels, the Monthly Basket Levels or the market value of the Notes and the return, if any, payable at maturity of the Notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the securities included in any of the Underlying Indices or the Underlying Indices. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Notes and the return, if any, payable at maturity of the Notes.

UBS Warburg LLC also currently intends to make a secondary market in the Notes. As a market maker, trading of the Notes by UBS Warburg LLC may cause it to be long or short the Notes in its

RISK FACTORS
--------------------------------------------------------------------------------

inventory. The supply and demand for the Notes, including inventory positions of UBS Warburg LLC and any other market makers, may affect the market value of the Notes.

BUSINESS ACTIVITIES BY UBS MAY CREATE CONFLICTS OF INTEREST BETWEEN YOU AND US

We or our affiliates may, at present or in the future, engage in trading activities related to the Underlying Indices or the securities included in the Underlying Indices that are not for the account of holders of the Notes or on their behalf. These activities may present a conflict between our or our affiliates' obligations and your interests as a holder of the Notes.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH S&P, DOW JONES OR NASDAQ AND ARE NOT RESPONSIBLE FOR THEIR PUBLIC DISCLOSURE OF INFORMATION

We and our affiliates are not affiliated with S&P, Dow Jones or Nasdaq in any way (except for licensing arrangements discussed below in "Description of the S&P 500 Index" on page S-13, "Description of the Dow Jones Industrial Average" on page S-19 and "Description of the Nasdaq-100 Index" on page S-25) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of the respective Underlying Index. If S&P, Dow Jones or Nasdaq discontinues or suspends the calculation of their respective index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index or indices, as the case may be, selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index or indices comparable to the affected Underlying Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on Page S-31. S&P, Dow Jones and Nasdaq are not involved in the offer of the Notes in any way and have no obligation to consider your interest as an owner of the Notes in taking any actions that might affect the market value of your Notes.

Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the S&P 500 Index, the Dow Jones Industrial Average, the Nasdaq-100 Index, S&P, Dow Jones or Nasdaq contained in this prospectus supplement. YOU, AS AN INVESTOR IN THE NOTES, SHOULD MAKE YOUR OWN INVESTIGATION INTO THE S&P 500 INDEX, THE DOW JONES INDUSTRIAL AVERAGE AND THE NASDAQ-100 INDEX AND S&P, DOW JONES AND NASDAQ.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT

Our affiliate, UBS Warburg LLC, will serve as the calculation agent. UBS Warburg LLC will, among other things, calculate the Monthly Weighted Index Levels, the Monthly Basket Levels and the Average Index Level and will determine the amount to be paid to you at maturity. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-35. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting any of the Underlying Indices has occurred at the time of a calculation. This determination may, in turn, depend on the calculation agent's judgment of whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes and the amount to be paid to you at maturity, the calculation agent may have a conflict of interest if it needs to make any such decision. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

RISK FACTORS
--------------------------------------------------------------------------------

IF A MARKET DISRUPTION EVENT OCCURS, THE CALCULATION AGENT CAN POSTPONE THE DATE ON WHICH A MONTHLY BASKET LEVEL IS CALCULATED AND THE MATURITY DATE

If the calculation agent determines that, on a day that would otherwise be the last trading day of the month used to calculate a Monthly Basket Level or the final valuation date in the case of the final Monthly Basket Level (each, a "calculation date"), a market disruption event has occurred or is continuing, the calculation agent will instead use the closing level of any affected Underlying Index on the first trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will the calculation date be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed for up to ten business days. If the calculation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the calculation date. If the closing level of any of the Underlying Indices is not available on the last possible calculation date either because of a market disruption event or for any other reason, the calculation agent will make a good faith estimate of the closing level of the affected Underlying Index that would have prevailed in the absence of the market disruption event or such other reason on the last possible calculation date, based on an assessment made in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-31.

--------------------------------------------------------------------------------

DESCRIPTION OF THE S&P 500(R) Index

We have derived all information regarding the S&P 500 Index contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by S&P. S&P has no obligation to continue to publish, and may discontinue publication of, the S&P 500 Index. We do not assume any responsibility for the accuracy or completeness of such information.

The S&P 500 Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500 Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of November 29, 2002, 424 companies or 84.9% of the S&P 500 Index traded on the New York Stock Exchange ("NYSE"), 74 companies or 15% of the S&P 500 Index traded on The Nasdaq Stock Market, and two companies or 0.1% of the S&P 500 Index traded on the American Stock Exchange. As of November 29, 2002, the S&P 500 Index represented approximately 80% of the market value of S&P's internal database of over 7,385 equities. S&P chooses companies for inclusion in the S&P 500 Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of it's stock guide database of over 7000 equities, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. Ten main groups of companies comprise the S&P 500 Index with the number of companies currently included in each group indicated in parentheses: Consumer Discretionary (89), Consumer Staples (34), Energy (23), Financials (81), Health Care (46), Industrials* (67), Information Technology (77), Materials (34), Telecommunication Services (12), and Utilities (37) and Industrial Composite** (372). S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above.

S&P calculates the S&P 500 Index by reference to the prices of the S&P Constituent Stocks without taking account of the value of dividends paid on such stocks. As a result, the return on the Notes will not reflect the return you would realize if you actually owned the S&P Constituent Stocks and received the dividends paid on such stocks.

COMPUTATION OF THE INDEX

S&P currently computes the S&P 500 Index as of a particular time as follows:

 -- the product of the market price per share and the number of then outstanding shares of each component stock is determined as of that time (referred to as the "market value" of that stock);

 --  the market values of all component stocks as of that time are aggregated;

 *S&P 500 Industrials Sector is part of the Global Industry Classification Standard (GICS).

**S&P 500 Industrials Composite is a continuation of the Industrials that have been published by S&P for over 40 years, and is provided in recognition of the fact that it is used by analysts and has a long history. It is not the same as the GICS Industrials Sector.

DESCRIPTION OF THE S&P 500(R) INDEX
--------------------------------------------------------------------------------

 -- the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

 -- the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the "base value");

 -- the current aggregate market value of all component stocks is divided by the base value; and

 --  the resulting quotient, expressed in decimals, is multiplied by ten.

While S&P currently employs the above methodology to calculate the S&P 500 Index, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the amount payable at maturity to beneficial owners of the Notes.

S&P adjusts the foregoing formula to offset the effects of changes in the market value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. These changes may result from causes such as:

 --  the issuance of stock dividends;

 -- the granting to shareholders of rights to purchase additional shares of stock;

 --  the purchase of shares by employees pursuant to employee benefit plans;

 --  consolidations and acquisitions;

 -- the granting to shareholders of rights to purchase other securities of the issuer;

 -- the substitution by S&P of particular component stocks in the S&P 500 Index; or

 --  other reasons.

In these cases, S&P first recalculates the aggregate market value of all component stocks, after taking account of the new market price per share of the particular component stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:

                     New Market Value
Old Base Value  x    ----------------  =    New Base Value
                     Old Market Value

The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the S&P 500 Index.

Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the S&P 500 Index or any successor index. S&P does not guarantee the accuracy or the completeness of the S&P 500 Index or any data included in the S&P 500 Index. S&P assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the S&P 500 Index. S&P disclaims all responsibility for any errors or omissions in the calculation and dissemination of the S&P 500 Index or the manner in which the S&P 500 Index is applied in determining the amount payable at maturity.

HISTORICAL CLOSING LEVELS OF THE S&P 500 INDEX

Since its inception, the S&P 500 Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the S&P 500 Index during any period shown below is not an indication that the value of the S&P 500 Index is more or less likely to increase or decrease at any

DESCRIPTION OF THE S&P 500(R) INDEX
--------------------------------------------------------------------------------

time during the term of the Notes. The historical S&P 500 Index levels do not give an indication of future performance of the S&P 500 Index. UBS cannot make any assurance that the future performance of the S&P 500 Index or the S&P Constituent Stocks will result in holders of the Notes receiving an amount greater than the outstanding face amount of their Notes on the maturity date.

The table below sets forth the closing levels of the S&P 500 Index for each calendar month from February 1985 to November 2002. The closing levels listed in the table below were obtained from Bloomberg Financial Services, without independent verification.

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
 2/28/85          181.18
 3/29/85          180.66
 4/30/85          179.83
 5/31/85          189.55
 6/28/85          191.85
 7/31/85          190.92
 8/30/85          188.63
 9/30/85          182.08
10/31/85          189.82
11/29/85          202.17
12/31/85          211.28
 1/31/86          211.78
 2/28/86          226.92
 3/31/86          238.90
 4/30/86          235.52
 5/30/86          247.35
 6/30/86          250.84
 7/31/86          236.12
 8/29/86          252.93
 9/30/86          231.32
10/31/86          243.98
11/28/86          249.22
12/31/86          242.17
 1/30/87          274.08
 2/27/87          284.20
 3/31/87          291.70
 4/30/87          288.36
 5/29/87          290.10
 6/30/87          304.00
 7/31/87          318.66
 8/31/87          329.80
 9/30/87          321.83
10/30/87          251.79
11/30/87          230.30
12/31/87          247.08
 1/29/88          257.07
 2/29/88          267.82
 3/31/88          258.89
 4/29/88          261.33
 5/31/88          262.16
 6/30/88          273.50

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
 7/29/88          272.02
 8/31/88          261.52
 9/30/88          271.91
10/31/88          278.97
11/30/88          273.70
12/30/88          277.72
 1/31/89          297.47
 2/28/89          288.86
 3/31/89          294.87
 4/28/89          309.64
 5/31/89          320.52
 6/30/89          317.98
 7/31/89          346.08
 8/31/89          351.45
 9/29/89          349.15
10/31/89          340.36
11/30/89          345.99
12/29/89          353.40
 1/31/90          329.08
 2/28/90          331.89
 3/30/90          339.94
 4/30/90          330.80
 5/31/90          361.23
 6/29/90          358.02
 7/31/90          356.15
 8/31/90          322.56
 9/28/90          306.05
10/31/90          304.00
11/30/90          322.22
12/31/90          330.22
 1/31/91          343.93
 2/28/91          367.07
 3/29/91          375.22
 4/30/91          375.34
 5/31/91          389.83
 6/28/91          371.16
 7/31/91          387.81
 8/30/91          395.43
 9/30/91          387.86
10/31/91          392.45
11/29/91          375.22

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
12/31/91          417.09
 1/31/92          408.79
 2/28/92          412.70
 3/31/92          403.69
 4/30/92          414.95
 5/29/92          415.35
 6/30/92          408.14
 7/31/92          424.22
 8/31/92          414.03
 9/30/92          417.80
10/30/92          418.68
11/30/92          431.35
12/31/92          435.71
 1/29/93          438.78
 2/26/93          443.38
 3/31/93          451.67
 4/30/93          440.19
 5/31/93          450.19
 6/30/93          450.53
 7/30/93          448.13
 8/31/93          463.56
 9/30/93          458.93
10/29/93          467.83
11/30/93          461.79
12/31/93          466.45
 1/31/94          481.61
 2/28/94          467.14
 3/31/94          445.77
 4/29/94          450.91
 5/31/94          456.51
 6/30/94          444.27
 7/29/94          458.26
 8/31/94          475.50
 9/30/94          462.71
10/31/94          472.35
11/30/94          453.69
12/30/94          459.27
 1/31/95          470.42
 2/28/95          487.39
 3/31/95          500.71
 4/28/95          514.71

DESCRIPTION OF THE S&P 500(R) INDEX
--------------------------------------------------------------------------------

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
 5/31/95          533.40
 6/30/95          544.75
 7/31/95          562.06
 8/31/95          561.88
 9/29/95          584.41
10/31/95          581.50
11/30/95          605.37
12/29/95          615.93
 1/31/96          636.02
 2/29/96          640.43
 3/29/96          645.50
 4/30/96          654.17
 5/31/96          669.12
 6/28/96          670.63
 7/31/96          639.95
 8/30/96          651.99
 9/30/96          687.31
10/31/96          705.27
11/29/96          757.02
12/31/96          740.74
 1/31/97          786.16
 2/28/97          790.82
 3/31/97          757.12
 4/30/97          801.34
 5/30/97          848.28
 6/30/97          885.14
 7/31/97          954.29
 8/29/97          899.47
 9/30/97          947.28
10/31/97          914.62
11/28/97          955.40

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
12/31/97          970.43
 1/30/98          980.28
 2/27/98        1,049.34
 3/31/98        1,101.75
 4/30/98        1,111.75
 5/29/98        1,090.82
 6/30/98        1,133.84
 7/31/98        1,120.67
 8/31/98          957.28
 9/30/98        1,017.01
10/30/98        1,098.67
11/30/98        1,163.63
12/31/98        1,229.23
 1/29/99        1,279.64
 2/26/99        1,238.33
 3/31/99        1,286.37
 4/30/99        1,335.18
 5/31/99        1,301.84
 6/30/99        1,762.71
 7/30/99        1,328.72
 8/31/99        1,320.41
 9/30/99        1,282.71
10/29/99        1,362.93
11/30/99        1,388.91
12/31/99        1,469.25
 1/31/00        1,394.46
 2/29/00        1,366.42
 3/31/00        1,498.58
 4/28/00        1,452.43
 5/31/00        1,420.60

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
 6/30/00        1,454.60
 7/31/00        1,430.83
 8/31/00        1,517.68
 9/29/00        1,436.51
10/31/00        1,429.40
11/30/00        1,314.95
12/29/00        1,320.28
 1/31/01        1,366.01
 2/28/01        1,239.94
 3/30/01        1,160.33
 4/30/01        1,249.46
 5/31/01        1,255.82
 6/29/01        1,224.42
 7/31/01        1,211.23
 8/31/01        1,133.58
 9/28/01        1,040.94
10/31/01        1,059.78
11/30/01        1,139.45
12/31/01        1,148.08
 1/31/02        1,130.20
 2/28/02        1,106.73
 3/29/02        1,147.39
 4/30/02        1,076.92
 5/31/02        1,067.14
 6/28/02          989.82
 7/31/02          911.62
 8/30/02          916.07
 9/30/02          815.28
10/31/02          885.76
11/29/02          936.31

---------------
Source: Bloomberg

DESCRIPTION OF THE S&P 500(R) INDEX
--------------------------------------------------------------------------------

The following graph sets forth the performance of the S&P 500 Index from February 1985 to November 29, 2002.

[LINE GRAPH]
---------------
Source: Bloomberg

LICENSE AGREEMENT

S&P and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500 Index, which is owned and published by S&P, in connection with securities, including the Notes.

The license agreement between S&P and UBS provides that the following language must be set forth in this prospectus supplement:

The Notes are not sponsored, endorsed, sold or promoted by Standard & Poor's, a division of McGraw-Hill, Inc. ("S&P"). S&P makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the S&P 500 Index to track general stock market performance. S&P's only relationship to us is the licensing of certain trademarks and trade names of S&P and of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to us or the Notes. S&P has no obligation to take our needs or the needs of owners of the Notes into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500(R) INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR

DESCRIPTION OF THE S&P 500(R) INDEX
--------------------------------------------------------------------------------

FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by UBS. The Notes are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the Notes.

--------------------------------------------------------------------------------

DESCRIPTION OF THE DOW JONES INDUSTRIAL AVERAGE(SM)

We have derived all information regarding the Dow Jones Industrial Average contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Dow Jones. Dow Jones owns the copyright and all other rights to the Dow Jones Industrial Average. Dow Jones has no obligation to continue to publish, and may discontinue publication of, the Dow Jones Industrial Average. We do not assume any responsibility for the accuracy or completeness of such information.

The Dow Jones Industrial Average is a benchmark of performance for leading companies in the U.S. stock market. The Dow Jones Industrial Average consists of 30 "blue-chip" U.S. stocks, although this has not always been the case. The number of stocks in the Dow Jones Industrial Average was 12 in 1896, rose to 20 in 1916, then to 30 in 1928, and has been at that level ever since.

The Dow Jones Industrial Average is calculated by adding up the prices of the 30 constituent stocks and dividing the total by a divisor. The divisor is now an arbitrary number that reflects adjustments over time resulting from spin-offs, stock splits, stock dividends and other corporate actions, as well as additions and deletions to the Dow Jones Industrial Average. The adjustments to the divisor also allow the Dow Jones Industrial Average calculation to remain comparable over time.

According to Dow Jones, the composition of the Dow Jones Industrial Average is determined at the discretion of the editors of The Wall Street Journal. There are no pre-determined criteria except that components should be established U.S. companies that are leaders in their industries. The Dow Jones Industrial Average is not limited to traditionally defined industrial stocks. Instead, the Dow Jones Industrial Average serves as a measure of the entire U.S. market, covering such diverse industries as financial services, technology, retail, entertainment and consumer goods.

For the sake of continuity, changes to the composition of the Dow Jones Industrial Average are rare, and generally occur only after corporate acquisitions or other dramatic shifts in a component's core business. When such an event necessitates that one component be replaced, the entire Dow Jones Industrial Average is reviewed by the editors of The Wall Street Journal. As a result, multiple component changes are often implemented simultaneously.

DESCRIPTION OF THE DOW JONES INDUSTRIAL AVERAGE(SM)
--------------------------------------------------------------------------------

BELOW IS A BREAKDOWN OF THE STOCKS INCLUDED IN THE DOW JONES INDUSTRIAL AVERAGE BY INDUSTRY GROUP AS OF THE CLOSE OF MARKET ON DECEMBER 17, 2002.

                                                             WEIGHT IN THE
STOCKS INCLUDED IN THE DOW JONES INDUSTRIAL AVERAGE -          DOW JONES
BREAKDOWN BY INDUSTRY                                    INDUSTRIAL AVERAGE(1)
------------------------------------------------------------------------------
CONSUMER DISCRETIONARY
  Eastman Kodak Company................................            3.0%
  General Motors Corporation...........................            2.9%
  The Home Depot, Inc. ................................            2.1%
  McDonald's Corporation...............................            1.3%
  The Walt Disney Company..............................            1.4%
  Wal-Mart Stores, Inc. ...............................            4.1%
                                                                 -----
          Industry Sub-Total...........................           14.8%
CONSUMER STAPLES
  The Coca-Cola Company................................            3.6%
  Philip Morris Companies Inc. ........................            3.3%
  The Procter & Gamble Company.........................            7.0%
                                                                 -----
          Industry Sub-Total...........................           13.9%
ENERGY
  Exxon Mobil Corporation..............................            2.9%
                                                                 -----
          Industry Sub-Total...........................            2.9%
FINANCIAL
  American Express Company.............................            3.0%
  Citigroup Inc. ......................................            3.0%
  J.P. Morgan Chase & Co. .............................            2.0%
                                                                 -----
          Industry Sub-Total...........................            8.0%
HEALTH CARE
  Johnson & Johnson....................................            4.4%
  Merck & Co., Inc. ...................................            4.7%
                                                                 -----
          Industry Sub-Total...........................            9.1%
INDUSTRIAL
  3M Company...........................................            9.8%
  The Boeing Company...................................            2.6%
  Caterpillar Inc. ....................................            3.7%
  General Electric Company.............................            2.1%
  Honeywell International Inc. ........................            1.9%
  United Technologies Corporation......................            5.0%
                                                                 -----
          Industry Sub-Total...........................           25.1%
MATERIALS
  Alcoa Inc............................................            1.9%
  E. I. du Pont de Nemours and Company.................            3.5%
  International Paper Company..........................            2.8%
                                                                 -----
          Industry Sub-Total...........................            8.2%

DESCRIPTION OF THE DOW JONES INDUSTRIAL AVERAGE(SM)
--------------------------------------------------------------------------------

                                                             WEIGHT IN THE
STOCKS INCLUDED IN THE DOW JONES INDUSTRIAL AVERAGE -          DOW JONES
BREAKDOWN BY INDUSTRY                                    INDUSTRIAL AVERAGE(1)
------------------------------------------------------------------------------
TECHNOLOGY
  Hewlett-Packard Company..............................            1.5%
  Intel Corporation....................................            1.4%
  International Business Machines Corporation..........            6.5%
  Microsoft Corporation................................            4.4%
                                                                 -----
          Industry Sub-Total...........................           13.8%
TELECOMMUNICATIONS
  AT&T Corp............................................            2.2%
  SBC Communications Inc. .............................            2.2%
                                                                 -----
          Industry Sub-Total...........................            4.4%
Index Total............................................          100.0%

---------------
Source: Bloomberg

(1) Industry totals may be less than or greater than the amounts stated due to the rounding of individual weights.

HISTORICAL DATA ON THE DOW JONES INDUSTRIAL AVERAGE

The following table sets forth the closing value of the Dow Jones Industrial Average at the end of each calendar month, in the period from February 1985 to November 2002. The historical data on the Dow Jones Industrial Average is not necessarily indicative of the future performance of the Dow Jones Industrial Average or what the value of the Notes may be. Any historical upward or downward trend in the closing value of the Dow Jones Industrial Average during any period set forth below is not any indication that the Dow Jones Industrial Average is more or less likely to increase or decline at any time during the term of the Notes. UBS cannot make any assurance that the future performance of the Dow Jones Industrial Average will result in holders of the Notes receiving an amount greater than the outstanding face amount of their Notes on the maturity date.

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
 2/28/85         1,284.01
 3/29/85         1,266.78
 4/30/85         1,258.06
 5/31/85         1,315.41
 6/28/85         1,335.46
 7/31/85         1,347.45
 8/30/85         1,334.01
 9/30/85         1,328.63
10/31/85         1,374.31
11/29/85         1,472.13
12/31/85         1,546.67
 1/31/86         1,570.99
 2/28/86         1,709.06
 3/31/86         1,818.61
 4/30/86         1,783.98
 5/30/86         1,876.71
 6/30/86         1,892.72
 7/31/86         1,775.31

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
 8/29/86         1,898.34
 9/30/86         1,767.58
10/31/86         1,877.81
11/28/86         1,914.23
12/31/86         1,895.95
 1/30/87         2,158.00
 2/27/87         2,224.00
 3/31/87         2,304.70
 4/30/87         2,286.40
 5/29/87         2,291.60
 6/30/87         2,418.50
 7/31/87         2,572.10
 8/31/87         2,663.00
 9/30/87         2,596.30
10/30/87         1,993.50
11/30/87         1,833.60
12/31/87         1,938.80
 1/29/88         1,958.22

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
 2/29/88         2,071.62
 3/31/88         1,988.06
 4/29/88         2,032.33
 5/31/88         2,031.12
 6/30/88         2,141.71
 7/29/88         2,128.73
 8/31/88         2,031.65
 9/30/88         2,112.70
10/31/88         2,148.65
11/30/88         2,114.51
12/30/88         2,168.60
 1/31/89         2,342.32
 2/28/89         2,258.39
 3/31/89         2,293.62
 4/28/89         2,418.80
 5/31/89         2,480.15
 6/30/89         2,440.06
 7/31/89         2,660.66

DESCRIPTION OF THE DOW JONES INDUSTRIAL AVERAGE(SM)
--------------------------------------------------------------------------------

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
 8/31/89         2,737.27
 9/29/89         2,692.82
10/31/89         2,645.08
11/30/89         2,706.27
12/29/89         2,753.20
 1/31/90         2,590.54
 2/28/90         2,627.25
 3/30/90         2,707.21
 4/30/90         2,656.76
 5/31/90         2,876.66
 6/29/90         2,880.69
 7/31/90         2,905.20
 8/31/90         2,614.36
 9/28/90         2,452.48
10/31/90         2,442.33
11/30/90         2,559.65
12/31/90         2,633.66
 1/31/91         2,736.39
 2/28/91         2,882.18
 3/29/91         2,913.86
 4/30/91         2,887.87
 5/31/91         3,027.50
 6/28/91         2,906.75
 7/31/91         3,024.82
 8/30/91         3,043.60
 9/30/91         3,016.77
10/31/91         3,069.10
11/29/91         2,894.68
12/31/91         3,168.83
 1/31/92         3,223.39
 2/28/92         3,267.67
 3/31/92         3,235.47
 4/30/92         3,359.12
 5/29/92         3,396.88
 6/30/92         3,318.52
 7/31/92         3,393.78
 8/31/92         3,257.35
 9/30/92         3,271.66
10/30/92         3,226.28
11/30/92         3,305.16
12/31/92         3,301.11
 1/29/93         3,310.03
 2/26/93         3,370.81
 3/31/93         3,435.11
 4/30/93         3,427.55
 5/31/93         3,527.43
 6/30/93         3,516.08
 7/30/93         3,539.47

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
 8/31/93         3,651.25
 9/30/93         3,555.12
10/29/93         3,680.59
11/30/93         3,683.95
12/31/93         3,754.09
 1/31/94         3,978.36
 2/28/94         3,832.02
 3/31/94         3,635.96
 4/29/94         3,681.69
 5/31/94         3,758.37
 6/30/94         3,624.96
 7/29/94         3,764.50
 8/31/94         3,913.42
 9/30/94         3,843.19
10/31/94         3,908.12
11/30/94         3,739.23
12/30/94         3,834.44
 1/31/95         3,843.86
 2/28/95         4,011.05
 3/31/95         4,157.69
 4/28/95         4,321.27
 5/31/95         4,465.14
 6/30/95         4,556.10
 7/31/95         4,708.47
 8/31/95         4,610.56
 9/29/95         4,789.08
10/31/95         4,755.48
11/30/95         5,074.49
12/29/95         5,117.12
 1/31/96         5,395.30
 2/29/96         5,485.62
 3/29/96         5,587.14
 4/30/96         5,569.08
 5/31/96         5,643.18
 6/28/96         5,654.63
 7/31/96         5,528.91
 8/30/96         5,616.21
 9/30/96         5,882.17
10/31/96         6,029.38
11/29/96         6,521.70
12/31/96         6,448.27
 1/31/97         6,813.09
 2/28/97         6,877.74
 3/31/97         6,583.48
 4/30/97         7,008.99
 5/30/97         7,331.04
 6/30/97         7,672.79
 7/31/97         8,222.61

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
 8/29/97         7,622.42
 9/30/97         7,945.26
10/31/97         7,442.08
11/28/97         7,823.13
12/31/97         7,908.25
 1/30/98         7,906.50
 2/27/98         8,545.72
 3/31/98         8,799.81
 4/30/98         9,063.37
 5/29/98         8,899.95
 6/30/98         8,952.02
 7/31/98         8,883.29
 8/31/98         7,539.07
 9/30/98         7,842.62
10/30/98         8,592.10
11/30/98         9,116.55
12/31/98         9,181.43
 1/29/99         9,358.83
 2/26/99         9,306.58
 3/31/99         9,786.16
 4/30/99        10,789.04
 5/31/99        10,559.74
 6/30/99        10,970.80
 7/30/99        10,655.15
 8/31/99        10,829.28
 9/30/99        10,336.95
10/29/99        10,729.86
11/30/99        10,877.81
12/31/99        11,497.12
 1/31/00        10,940.53
 2/29/00        10,128.31
 3/31/00        10,921.92
 4/28/00        10,733.91
 5/31/00        10,522.33
 6/30/00        10,447.89
 7/31/00        10,521.98
 8/31/00        11,215.10
 9/29/00        10,650.92
10/31/00        10,971.14
11/30/00        10,414.49
12/29/00        10,786.85
 1/31/01        10,887.36
 2/28/01        10,495.28
 3/30/01         9,878.78
 4/30/01        10,734.97
 5/31/01        10,911.94
 6/29/01        10,502.40
 7/31/01        10,522.81

DESCRIPTION OF THE DOW JONES INDUSTRIAL AVERAGE(SM)
--------------------------------------------------------------------------------

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
 8/31/01         9,949.75
 9/28/01         8,847.56
10/31/01         9,075.14
11/30/01         9,851.56
12/31/01        10,021.50
 1/31/02         9,920.00

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
 2/28/02        10,106.13
 3/29/02        10,403.94
 4/30/92         9,946.22
 5/31/02         9,925.25
 6/28/02         9,243.26
 7/31/02         8,736.59

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
 8/30/02         8,663.50
 9/30/02         7,591.93
10/31/02         8,397.03
11/29/02         8,896.09

---------------
Source: Bloomberg

The following graph sets forth the historical performance of the Dow Jones Industrial Average from February 1985 to November 29, 2002.

[LINE GRAPH]
---------------
Source: Bloomberg

PAST MOVEMENTS OF THE DOW JONES INDUSTRIAL AVERAGE ARE NOT INDICATIVE OF FUTURE DOW JONES INDUSTRIAL AVERAGE VALUES.

DESCRIPTION OF THE DOW JONES INDUSTRIAL AVERAGE(SM)
--------------------------------------------------------------------------------

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with Dow Jones, which grants us a license in exchange for a fee to use the Dow Jones Industrial Average in connection with the issuance of certain securities, including the Notes.

"Dow Jones", "Dow Jones Industrial Average(SM)" and "DJIA(SM)" are service marks of Dow Jones & Company, Inc. Dow Jones has no relationship to UBS, other than the licensing of the Dow Jones Industrial Average ("DJIA") and its service marks for use in connection with the Notes.

DOW JONES DOES NOT:

+  Sponsor, endorse, sell or promote the Notes.

+ Recommend that any person invest in the Notes or any other financial products.

+ Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Notes.

+ Have any responsibility or liability for the administration, management or marketing of the Notes.

+ Consider the needs of the Notes or the owners of the Notes in determining, composing or calculating the DJIA or have any obligation to do so.

DOW JONES WILL NOT HAVE ANY LIABILITY IN CONNECTION WITH THE NOTES.
SPECIFICALLY,

+ Dow Jones does not make any warranty, express or implied, and Dow Jones disclaims any warranty about:

+ The results to be obtained by the Notes, the owner of the Notes or any other person in connection with the use of the DJIA and the data included in the DJIA;

+  The accuracy or completeness of the DJIA or its data;

+ The merchantability and the fitness for a particular purpose or use of the DJIA or its data;

+ Dow Jones will have no liability for any errors, omissions or interruptions in the DJIA or its data; and

+ Under no circumstances will Dow Jones be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if Dow Jones knows that they might occur.

The licensing relating to the use of the indexes and trademarks referred to above by UBS is solely for the benefit of UBS, and not for any other third parties.

--------------------------------------------------------------------------------

DESCRIPTION OF THE NASDAQ-100 INDEX(R)

We have derived all information regarding the Nasdaq-100 Index contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Nasdaq. Nasdaq has no obligation to continue to publish, and may discontinue publication of, the Nasdaq-100 Index. We do not assume any responsibility for the accuracy or completeness of such information.

The Nasdaq-100 Index is a modified capitalization-weighted index of 100 of the largest and most actively traded stocks of non-financial companies listed on the Nasdaq National Market(R) tier of the National Market System. The Nasdaq-100 Index was first published in January 1985 and includes companies across a variety of major industry groups. Current information regarding the market level of the Nasdaq-100 Index is available from Nasdaq and from numerous market information services. The level of the Nasdaq-100 Index is determined, comprised and calculated by Nasdaq without regard to the Notes.

Certain Nasdaq-100 Index values and percentages included in the charts below have been rounded so that the total negative monthly returns in each year may be less than or greater than the amounts stated.

HISTORICAL DATA ON THE NASDAQ-100 INDEX

The following table sets forth the closing value of the Nasdaq-100 Index at the end of each calendar month in the period from February 1985 to November 2002. The historical data on the Nasdaq-100 Index is not necessarily indicative of the future performance of the Nasdaq-100 Index or what the value of the Notes may be. Any historical upward or downward trend in the closing value of the Nasdaq-100 Index during any period set forth below is not any indication that the Nasdaq-100 Index is more or less likely to increase or decline at any time during the term of the Notes. UBS cannot make any assurance that the future performance of the Nasdaq-100 Index will result in holders of the Notes receiving an amount greater than the outstanding face amount of their Notes on the maturity date.

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
 2/28/85          123.52
 3/29/85          117.36
 4/30/85          115.38
 5/31/85          119.64
 6/28/85          122.14
 7/31/85          123.27
 8/30/85          118.30
 9/30/85          110.62
10/31/85          115.48
11/29/85          126.06
12/31/85          132.29
 1/31/86          132.93
 2/28/86          140.43
 3/31/86          148.86
 4/30/86          154.91
 5/30/86          163.16
 6/30/86          162.62
 7/31/86          144.52
 8/29/86          151.70
 9/30/86          137.50

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
10/31/86          144.48
11/28/86          147.94
12/31/86          141.41
 1/30/87          166.68
 2/27/87          182.75
 3/31/87          186.04
 4/30/87          184.83
 5/29/87          188.77
 6/30/87          189.24
 7/31/87          196.35
 8/31/87          209.57
 9/30/87          205.50
10/30/87          150.07
11/30/87          137.13
12/31/87          156.25
 1/29/88          159.13
 2/29/88          172.64
 3/31/88          173.26
 4/29/88          175.92
 5/31/88          173.34

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
 6/30/88          189.03
 7/29/88          181.16
 8/31/88          171.00
 9/30/88          179.37
10/31/88          174.78
11/30/88          169.19
12/30/88          177.41
 1/31/89          186.47
 2/28/89          183.79
 3/31/89          185.87
 4/28/89          200.47
 5/31/89          214.55
  6/3089          204.58
 7/31/89          214.28
 8/31/89          222.01
 9/29/89          226.42
10/31/89          222.61
11/30/89          224.44
12/29/89          223.83
 1/31/90          201.94

DESCRIPTION OF THE NASDAQ-100 INDEX(R)
--------------------------------------------------------------------------------

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
 2/28/90          207.92
 3/30/90          213.15
 4/30/90          205.81
 5/31/90          236.15
 6/29/90          238.46
 7/31/90          223.39
 8/31/90          193.61
 9/28/90          177.06
10/31/90          172.56
11/30/90          192.66
12/31/90          200.53
 1/31/91          232.43
 2/28/91          250.11
 3/29/91          264.91
 4/30/91          263.66
 5/31/91          279.00
 6/28/91          254.19
 7/31/91          272.16
 8/30/91          287.41
 9/30/91          287.54
10/31/91          292.51
11/29/91          284.79
12/31/91          330.85
 1/31/92          338.31
 2/28/92          345.88
 3/31/92          323.05
 4/30/92          307.86
 5/29/92          315.30
 6/30/92          301.23
 7/31/92          310.90
 8/31/92          299.26
 9/30/92          313.18
10/30/92          329.15
11/30/92          350.96
12/31/92          360.18
 1/29/93          370.56
 2/26/93          351.14
 3/31/93          359.42
 4/30/93          339.94
 5/31/93          368.11
 6/30/93          366.13
 7/30/93          352.86
 8/31/93          372.65
 9/30/93          382.71
10/29/93          390.98
11/30/93          386.76
12/31/93          398.28
 1/31/94          413.99
 2/28/94          412.17

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
 3/31/94          382.96
 4/29/94          373.25
 5/31/94          378.85
 6/30/94          360.30
 7/29/94          370.16
 8/31/94          397.90
 9/30/94          393.85
10/31/94          413.05
11/30/94          404.82
12/30/94          404.27
 1/31/95          405.33
 2/28/95          432.50
 3/31/95          447.15
 4/28/95          469.56
 5/31/95          488.10
 6/30/95          538.03
 7/31/95          568.88
 8/31/95          576.77
 9/29/95          585.08
10/31/95          598.78
11/30/95          593.72
12/29/95          576.23
 1/31/96          591.82
 2/29/96          622.83
 3/29/96          609.69
 4/30/96          666.73
 5/31/96          692.39
 6/28/96          677.30
 7/31/96          636.01
 8/30/96          663.57
 9/30/96          737.58
10/31/96          751.99
11/29/96          834.01
12/31/96          821.36
 1/31/97          921.55
 2/28/97          850.46
 3/31/97          797.06
 4/30/97          874.74
 5/30/97          958.85
 6/30/97          957.30
 7/31/97        1,107.03
 8/29/97        1,074.17
 9/30/97        1,097.17
10/31/97        1,019.62
11/28/97        1,050.51
12/31/97          990.80
 1/30/98        1,071.13
 2/27/98        1,194.13
 3/31/98        1,220.66

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
 4/30/98        1,248.12
 5/29/98        1,192.07
 6/30/98        1,337.34
 7/31/98        1,377.26
 8/31/98        1,140.34
 9/30/98        1,345.48
10/30/98        1,400.52
11/30/98        1,557.96
12/31/98        1,836.01
 1/29/99        2,127.19
 2/26/99        1,925.28
 3/31/99        2,106.39
 4/30/99        2,136.39
 5/31/99        2,089.70
 6/30/99        2,296.77
 7/30/99        2,270.93
 8/31/99        2,396.87
 9/30/99        2,407.90
10/29/99        2,637.44
11/30/99        2,966.71
12/31/99        3,707.83
 1/31/00        3,570.05
 2/29/00        4,266.94
 3/31/00        4,397.84
 4/28/00        3,773.18
 5/31/00        3,324.08
 6/30/00        3,763.79
 7/31/00        3,609.35
 8/31/00        4,077.59
 9/29/00        3,570.61
10/31/00        3,282.30
11/30/00        2,506.54
12/29/00        2,341.70
 1/31/01        2,593.00
 2/28/01        1,908.32
 3/30/01        1,573.25
 4/30/01        1,855.15
 5/31/01        1,799.89
 6/29/01        1,830.19
 7/31/01        1,683.61
 8/31/01        1,469.70
 9/28/01        1,168.37
10/31/01        1,364.78
11/30/01        1,596.05
12/31/01        1,577.05
 1/31/02        1,550.17
 2/28/02        1,359.22
 3/29/02        1,452.81
 4/30/02        1,277.07

DESCRIPTION OF THE NASDAQ-100 INDEX(R)
--------------------------------------------------------------------------------

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
 5/31/02        1,208.34
 6/28/02        1,051.41
 7/31/02          962.11

  DATE     MONTHLY INDEX LEVEL
  ----     -------------------
 8/30/02          942.38
 9/30/02          832.52
10/31/02          989.54
11/29/02        1,116.10

---------------
Source: Bloomberg

The following graph sets forth the performance of the Nasdaq-100 Index from February 1985 to November 29, 2002.
[LINE GRAPH]

---------------
Source: Bloomberg

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with Nasdaq, which grants us a license in exchange for a fee to use the Nasdaq-100 Index in connection with the issuance of certain securities, including the Notes.

The Notes are not sponsored, endorsed, sold or promoted by The Nasdaq Stock Market, Inc. (including its affiliates, "Nasdaq"). Nasdaq has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Notes. Nasdaq makes no representation or warranty, express or implied, to the holders of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly, or the ability of the Nasdaq-100 Index to track general stock market performance. Nasdaq's only relationship to UBS is in the licensing of the Nasdaq-100(R), Nasdaq-100 Index(R), and Nasdaq(R) trademarks or service marks, and certain trade names of Nasdaq and the use of the Nasdaq-100 Index which is determined, composed and calculated by Nasdaq without regard to UBS or the Notes. Nasdaq has no obligation to take the needs of UBS or the holders of the Notes into consideration in determining, composing or calculating the Nasdaq-100 Index. Nasdaq is not responsible for and has not

DESCRIPTION OF THE NASDAQ-100 INDEX(R)
--------------------------------------------------------------------------------

participated in the determination of the timing of, prices or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. Nasdaq has no liability in connection with the administration, marketing or trading of the Notes.

NASDAQ DOES NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. NASDAQ MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY UBS, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. NASDAQ MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL NASDAQ HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

--------------------------------------------------------------------------------

VALUATION OF THE NOTES

AT MATURITY. At maturity, you will receive a minimum payment of 100% of the principal amount of your Notes, plus a cash payment equal to the amount of any Additional Payment. The Additional Payment for each $1,000 principal amount of the Notes will be equal to the greater of:

     $1,000 X Participation Rate           (  Average Basket Level       )
  --                                 X        --------------------  - 1
                                              Initial Basket Level
     or
     zero.
  --

Therefore, at maturity, we will pay you in cash a minimum payment of 100% of the principal amount of each Note, even if the Average Basket Level is below the Initial Basket Level. Any Additional Payment on your Notes will depend on whether, and the amount by which, the Average Basket Level exceeds the Initial Basket Level. The principal protection feature of your Note is not affected by the amount of any Additional Payment at maturity. See "Specific Terms of the Notes--Payment at Maturity" on page S-30.

PRIOR TO MATURITY. The market value of the Notes will be affected by a number of interrelated factors including, but not limited to, supply and demand, the levels and volatility of the Underlying Indices, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. You should understand that the market value of the Notes is driven by a range of interrelated factors and that while the closing levels of the Underlying Indices at month-end, the Monthly Basket Levels and the interest and yield rates in the market are important variables, they cannot be used as the only measures to approximate the value of this investment. You should not use any single variable to approximate the value of this investment. See "Risk Factors" on page S-7 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------

SPECIFIC TERMS OF THE NOTES

In this section, references to "holders" means those who own the Notes registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section titled "Description of Notes We May Offer--Legal Ownership of Notes" in the accompanying prospectus.

The Notes are part of a series of debt securities titled "Medium Term Notes, Series A" that we may issue from time to time under the indenture. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Notes We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus, and if any terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to public and net proceeds to UBS on the front cover relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below.

BASKET OF UNDERLYING INDICES

The return on the Notes is linked to the performance of the Basket comprised of the Underlying Indices, each weighted as follows: 40% for the S&P 500(R) Index, 40% for the Dow Jones Industrial Average(SM) and 20% for the Nasdaq-100 Index(R).

NO INTEREST PAYMENTS

We will not pay you any interest during the term of the Notes.

DENOMINATION

We will offer the Notes in denominations of $1,000 and integral multiples thereof.

PAYMENT AT MATURITY

At maturity, you will receive a minimum payment of 100% of the principal amount of your Notes, plus a cash payment equal to the amount of any Additional Payment. The Additional Payment for each $1,000 principal amount of the Notes will be equal to the greater of:

     $1,000 X Participation Rate           (  Average Basket Level       )
  --                                 X        --------------------  - 1
                                              Initial Basket Level
     or
     zero.
  --

The Initial Basket Level is 100. The Average Basket Level will equal the average of the Monthly Basket Levels over the 105-month term of the Notes, beginning with the Monthly Basket Level for January 2003. The Monthly Basket Levels will be calculated based on the weighted levels of the Underlying

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

Indices on the last trading day of each calendar month. See "--How the Monthly Basket Levels will be calculated" below. Your Additional Payment, if any, depends on whether, and the amount by which, the Average Basket Level exceeds the Initial Basket Level. If the Average Basket Level is at or below the Initial Basket Level, your Additional Payment at Maturity will equal zero. The Participation Rate is 104%.

HOW THE MONTHLY BASKET LEVELS WILL BE CALCULATED

The Monthly Basket Levels will be calculated based on the weighted levels of the Underlying Indices on the last trading day of each calendar month and on the final valuation date in the case of the final Monthly Basket Level. For each calendar month, the Monthly Basket Level will equal the sum of the Monthly Weighted Index Levels.

A Monthly Weighted Index Level will be calculated for each Underlying Index. The Monthly Weighted Index Level will equal:


(the closing level of the Underlying Index      )    X   Index Multiplier
 on the last trading day of each calendar month

On the trade date, an Index Multiplier was calculated for each Underlying Index that will be fixed over the term of the Notes and equals:

              100 X the relative weighting of the Underlying Index
        ----------------------------------------------------------------
          the closing level of the Underlying Index on the trade date

The Index Multipliers for the Underlying Indices are:

S&P 500 Index :                  .044297
Dow Jones Industrial Average :   .004686
Nasdaq-100 Index :               .019230

MATURITY DATE

The maturity date will be October 7, 2011 unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date referred to below, then the maturity date will be the fifth business day following the final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be the fifth business day prior to the maturity date, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date be postponed more than ten business days, as described below under "--Market Disruption Event."

MARKET DISRUPTION EVENT

As described above, we will calculate the amount you receive at maturity based on the average of all the Monthly Basket Levels. The Monthly Basket Level for any month will equal the sum of the Monthly Weighted Index Levels, which will be calculated based on the respective weighted levels of the

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

Underlying Indices on the last trading day of each calendar month. If a market disruption event occurs or is continuing on a calculation date, then the calculation agent will instead use the closing level of any affected Underlying Index on the first trading day after that day on which no market disruption event occurs or is continuing. In no event, however, will the calculation date be postponed by more than ten business days.

If the calculation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the day used by the calculation agent. If the closing level of any of the Underlying Indices is not available on the day used by the calculation agent either because of a market disruption event or for any other reason, the calculation agent will make a good faith estimate of the closing level of the affected Underlying Index that would have prevailed in the absence of the market disruption event or such other reason on that day.

Any of the following will be a market disruption event with respect to the
Basket:

+ a suspension, absence or material limitation of trading in a material number of securities included in any of the Underlying Indices for more than two hours or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

+ a suspension, absence or material limitation of trading in futures or options contracts or other securities relating to any of the Underlying Indices in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion;

+ any of the Underlying Indices is not published, as determined by the calculation agent in its sole discretion; or

+ in any other event, the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events with respect to the
Basket:

+ a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

+ a decision to permanently discontinue trading in the futures or options contracts relating to any of the Underlying Indices.

For this purpose, an "absence of trading" in the primary securities market on which futures or options contracts related to any of the Underlying Indices is traded will not include any time when that market is itself closed for trading under ordinary circumstances.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that note. Although the terms of the Notes may differ from those of other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Notes We May Offer--Default, Remedies and Waiver of Default" and "--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount in U.S. Dollars for the principal of the Notes equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

+ the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

+ the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

+  no quotation of the kind referred to above is obtained, or

+ every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America,

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

+ A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

+ P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO AN UNDERLYING INDEX; ALTERATION OF METHOD OF CALCULATION

If S&P, Dow Jones or Nasdaq discontinue publication of the S&P 500 Index, the Dow Jones Industrial Average or the Nasdaq-100 Index, respectively, and they or any other person or entity publish a substitute index that the calculation agent determines is comparable to the S&P 500 Index, the Dow Jones Industrial Average or the Nasdaq-100 Index, respectively, and approves as a successor index or indices, as the case may be, then the calculation agent will determine the Monthly Weighted Index Levels, the Monthly Basket Levels, the Average Basket Level (if applicable) and the amount payable at maturity by reference to such successor index or indices.

If the calculation agent determines that the publication of any of the Underlying Indices is discontinued and that there is no successor index or indices, as the case may be, on any date when the value of the Underlying Index or Indices is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or index or indices and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the affected Underlying Index or Indices.

If the calculation agent determines that the securities included in any of the Underlying Indices or the method of calculating any of the Underlying Indices has been changed at any time in any respect that causes the Underlying Index or Indices not to fairly represent the value of the Underlying Indices had such changes not been made or that otherwise affects the calculation of the level of the Basket, then the calculation agent may make adjustments in the Basket or the method of calculating the Underlying Index or Indices that it believes are appropriate to ensure that the Monthly Weighted Index Levels, the Monthly Basket Levels and the Average Basket Level used to determine the amount payable on the maturity date are equitable.

All determinations and adjustments to be made by the calculation agent with respect to the Monthly Weighted Index Levels, the Monthly Basket Levels or otherwise relating to the level of the Basket may be made by the calculation agent in its sole discretion.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Notes We May Offer -- Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean a day that is a business day of the kind described in the attached prospectus.

TRADING DAY

When we refer to a trading day with respect to the Notes, we mean a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Mercantile Exchange, the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States, and on which a market disruption event has not occurred.

MODIFIED BUSINESS DAY

As described in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "--Maturity Date" and "--Final Valuation Date" above.

ROLE OF CALCULATION AGENT

The calculation agent will make all determinations regarding the payment on the Notes at maturity, the calculation of the Monthly Weighted Index Levels, the Monthly Basket Levels, the Average Basket Level and the amount of any Additional Payment, market disruption events, maturity date, final valuation date, business days, trading days, the default amount (only in the case of a market disruption event) and any other amount payable in respect of your Notes, and what actions to take in the event S&P, Dow Jones or Nasdaq discontinues publication of the S&P 500 Index, the Dow Jones Industrial Average or the Nasdaq-100 Index, respectively, or changes the method of calculating or valuing the S&P 500 Index, the Dow Jones Industrial Average or the Nasdaq-100 Index, respectively, in a material respect. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

As of the original issue date, the calculation agent is UBS Warburg LLC. We may change the calculation agent after the original issue date without notice.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

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Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Underlying Indices, options and futures on Underlying Indices, and other derivative instruments with returns linked to or related to changes in the levels of the Underlying Indices prior to and on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

+  acquire or dispose of securities included in the Underlying Indices;

+ take or dispose of positions in listed or over-the-counter options or other instruments based on the levels of the Underlying Indices;

+ take or dispose of positions in listed or over-the-counter options or other instruments based on the levels of other similar market indices; or

+  any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of instruments based on indices designed to track the performance of the Underlying Indices or other components of the U.S. equity market.

The hedging activity discussed above may adversely affect the market value of the Notes from time to time. See "Risk Factors" on page S-7 for a discussion of these adverse effects.

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Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. Dollars.

AS OF OCTOBER 31, 2002 (UNAUDITED)                              CHF        USD
--------------------------------------------------------------------------------
                                                                (in millions)
Debt
  Debt Issued(1)............................................
                                                              130,439     88,236
                                                              -------    -------
  Total Debt................................................  130,439     88,236
Minority Interest(2)........................................    3,807      2,575
Shareholders' Equity........................................   40,995     27,704
                                                              -------    -------
Total Capitalization........................................  175,201    118,515
                                                              =======    =======

------------
(1) Includes Money Market Paper and Medium Term Notes as per Balance Sheet position.

(2) Includes Trust preferred securities.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.6764536.

--------------------------------------------------------------------------------

Supplemental Tax Considerations

The following is a general description of certain United States Federal and Swiss tax considerations relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes. Prospective purchasers of the Notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Switzerland and the United States of acquiring, holding and disposing of the Notes and receiving payments of interest, principal and/or other amounts under the Notes. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

In the opinion of Sullivan & Cromwell, the Notes will be treated as a single debt instrument subject to special rules governing contingent payment obligations for United States federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the Notes, and applying the rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the Notes (the "comparable yield") and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in respect of the Notes prior to your receipt of cash attributable to that income.

We have determined that the comparable yield is equal to 4.42% per annum, compounded semiannually, with a projected payment at maturity of $1,467.45 based on an investment of $1,000. Based upon this comparable yield, if you are an initial holder that holds the Note until maturity and you pay your taxes on a calendar year basis, you would be generally required to pay taxes on the following amounts of ordinary income from the Note each year: $0.82 in 2002, $43.87 in 2003, $46.69 in 2004, $48.77 in 2005, $50.95 in 2006, $53.23 in 2007,
$55.61 in 2008, $58.09 in 2009, $60.69 in 2010, and $48.74 in 2011. However, in
2011, the amount of ordinary income that you would be required to pay taxes on from owning each Note may be greater or less than $48.74, depending upon the payment at maturity you receive. Also, if the total payment at maturity for each $1,000 of Notes was less than $1,418.71 you would have a net ordinary loss in 2011.

You are required to use the comparable yield and projected payment schedule set forth above in determining your interest accruals in respect of the Notes, unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule.

The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of the Notes, and we make no representations regarding the amount of contingent payments with respect of the Notes.

If you purchase the Notes for an amount that differs from the Notes' adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for the Notes and its adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly. If the

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

Notes are listed on the American Stock Exchange, you may (but are not required to) allocate the difference pro rata to interest accruals over the remaining term of the Notes to the extent that the yield on the Notes, determined after taking into account amounts allocated to interest, is not less than the U.S. federal short-term rate. This rate is determined monthly by the U.S. Secretary of Treasury and is intended to approximate the average yield on short-term U.S. government obligations. The adjusted issue price of the Notes will equal the Notes' original issue price plus any interest deemed to be accrued on the Notes (under the rules governing contingent payment obligations) as of the time you purchased the Notes.

If the adjusted issue price of the Notes is greater than the price you paid for the Notes, you must make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year, and the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon maturity by the amounts allocated to each of interest and projected payment schedule. If the adjusted issue price of the Notes is less than the price you paid for the Notes, you must make negative adjustments, decreasing the amount of interest that you must include in income each year, and the amount of ordinary income (or decreasing the amount of ordinary loss) recognized upon maturity by the amounts allocated to each of interest and projected payment schedule. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of the Notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

You will recognize gain or loss upon the sale or maturity of the Notes in an amount equal to the difference, if any, between the amount of cash you receive at such time and your adjusted basis in the Notes. In general, your adjusted basis in the Notes will equal the amount you paid for the Notes, increased by the amount of interest you previously accrued with respect to the Notes (in accordance with the comparable yield and the projected payment schedule for the Notes) and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchased the Notes at a price other than the adjusted issue price determined for tax purposes.

Any gain you recognize upon the sale or maturity of the Notes will be ordinary interest income. Any loss you recognize at such time will be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of the Notes, and thereafter, capital loss.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL AND INTEREST
Under present Swiss law, payment of interest, if any, on and repayment of principal of the Notes by us are not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

GAINS ON SALE OR REDEMPTION
Under present Swiss Law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES
There is no tax liability in Switzerland in connection with the issue and redemption of the Notes. However, the Notes sold through a bank or other dealer resident in Switzerland or Liechtenstein are subject to Turnover Tax.

RESIDENTS OF SWITZERLAND
For residents of Switzerland, for tax purposes, there is no annual interest taxation. At maturity, the amount exceeding the principal amount will be taxed as follows: the portion representing interest shall be treated as income and the portion representing a premium shall be treated as a capital gain.

--------------------------------------------------------------------------------

ERISA CONSIDERATIONS

We, UBS Warburg LLC, and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefits plan that is subject to ERISA and/or an individual retirement account that is subject to the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Warburg LLC, or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or
Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Warburg LLC, or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, the Plan will be deemed to have represented that an exemption to the prohibited transaction rule applies. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------

SUPPLEMENTAL PLAN OF DISTRIBUTION

UBS has agreed to sell to UBS Warburg LLC and UBS Warburg LLC has agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Warburg LLC intends to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Warburg LLC may resell Notes to securities dealers at a discount of up to 5.00% from the original issue price applicable to the offered Notes. We or one of our affiliates may pay First Trust Advisors L.P. a fee of up to 1.75% of the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement for making introductions in connection with this offering. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Warburg LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

---------------------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary.........   S-1
Risk Factors..........................   S-7
Description of the S&P 500 Index......  S-13
Description of the Dow Jones
  Industrial Average..................  S-19
Description of the Nasdaq-100 Index...  S-25
Valuation of the Notes................  S-29
Specific Terms of the Notes...........  S-30
Use of Proceeds and Hedging...........  S-36
Capitalization of UBS.................  S-37
Supplemental Tax Considerations.......  S-38
ERISA Considerations..................  S-41
Supplemental Plan of Distribution.....  S-42
PROSPECTUS
Prospectus Summary....................     3
Cautionary Note Regarding Forward-
  Looking Information.................     7
Where You Can Find More Information...     8
Incorporation of Information About
  UBS.................................     8
Presentation of Financial
  Information.........................     9
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its Management
  and Others..........................    10
Capitalization of UBS.................    10
UBS...................................    11
Use of Proceeds.......................    13
Description of Notes We May Offer.....    14
Considerations Relating to Indexed
  Notes...............................    51
Considerations Relating to Notes
  Denominated or Payable In or Linked
  to a Non-U.S. Dollar Currency.......    54
U.S. Tax Considerations...............    57
Tax Considerations Under The Laws of
  Switzerland.........................    68
ERISA Considerations..................    69
Plan of Distribution..................    70
Validity of the Notes.................    72
Experts...............................    72

[UBS AG LOGO]

         Principal
         Protected Notes
         UBS AG $17,842,000
         NOTES LINKED TO A BASKET OF
         U.S. EQUITY INDICES (SELECTED BY
         FIRST TRUST ADVISORS L.P.)
         DUE OCTOBER 7, 2011

         PROSPECTUS SUPPLEMENT

         DECEMBER 17, 2002
         (TO PROSPECTUS DATED MAY 17, 2001)

         UBS WARBURG